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                                                                     Exhibit 2.2
                                                                     -----------



                                    December 11, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger dated as of November 15, 1997, (the "Merger Agreement"), among The Registry, Inc. (the "Registrant"), The Hunter Group, Inc., a Maryland corporation and Gatherer Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant, which is an exhibit to the Registrant's Current Report on Form 8-K (the "Current Report") filed today with the Securities and Exchange Commission (the "Commission"). The Company hereby agrees to furnish to the Commission, upon request, a copy of any annex, schedule or exhibit to the Merger Agreement omitted from the copy of such agreement filed as an exhibit to the Current Report.

                                    Very truly yours,

                                    THE REGISTRY, INC.


                                    By:   /s/ Richard L. Bugley
                                    -------------------------------------
                                    Richard L. Bugley
                                    Vice President and General Counsel